                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-35802


Prospectus Supplement No. 2 dated July 19, 2000 to Prospectus dated May 19, 2000, as supplemented on June 21, 2000


                             E*TRADE Group, Inc.


     $650,000,000 6% Convertible Subordinated Notes due February 1, 2007
                                     and
   27,542,373 Shares of Common Stock Issuable upon Conversion of the Notes


  The information contained in the table appearing under the heading "Selling Securityholders" on pages 43-44 of the prospectus is hereby amended to add the following information:

                                                                                          Shares of
                                                      Principal Amount  Percentage of    Common Stock
                                                       of Notes that        Notes        that May Be
Name of Selling Securityholder                          May Be Sold      Outstanding       Sold(1)
------------------------------                        ----------------  -------------    ------------
Donaldson, Lufkin & Jenrette Securities Corp........        $2,500,000        *              105,932
Goldman Sachs and Company...........................        $2,320,000        *               98,306
ING Barrings LLC....................................        $  250,000        *               10,593
Jeffries & Co.......................................        $  260,000        *               11,017
Museum of Fine Arts, Boston.........................        $    8,000        *                  339
Parker-Hannifin Corporation.........................        $   13,000        *                  551
ProMutual...........................................        $   28,000        *                1,186
University of Rochester.............................        $    7,000        *                  297

  The information contained in the table appearing under the heading "Selling Securityholders" on pages 43-44 of the prospectus with respect to the Selling Securityholders named below is hereby deleted and restated with the following information:

                                                                                          Shares of
                                                      Principal Amount  Percentage of    Common Stock
                                                       of Notes that        Notes        that May Be
Name of Selling Securityholder                          May Be Sold      Outstanding       Sold(1)
------------------------------                        ----------------  -------------    ------------
Other holders of notes or future transferees of
 such holders (3)...................................      $31,260,000            4.8%      1,324,577